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                                                                    EXHIBIT 3.41

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                         TESORO ALASKA SHIPPING COMPANY


        Tesoro Alaska Shipping Company, a corporation organized under and existing by virtue of the General Corporation Law of the state of Delaware, DOES HEREBY CERTIFY:


        FIRST: That by the written consent of all members of the Board of Directors of Tesoro Alaska Shipping Company, dated November 29, 1988, and filed with the minutes of proceedings of said Board of Directors. the Board of Directors of said corporation duly adopted resolutions proposing and declaring advisable a certain amendment to the Certificate of Incorporation of said corporation, and directing that such amendment be submitted for consideration to the shareholder of said corporation. The resolutions of the Board of Directors setting forth the proposed amendment is as follows:


 RESOLVED,       that the Board of Directors declares it advisable and proposes that Article 1 of the Certificate of Incorporation of Tesoro
                 Alaska Shipping Company be amended so as to read in its entirety as follows:


                 "The name of the Corporation is Tesoro Petroleum Companies,
                 Inc."


        SECOND: That by the written consent of the sole shareholder of said corporation dated November 30. 1988. and filed with the minutes of proceedings of said shareholder, the shareholder voted in favor of said amendment.


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        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


        FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.


        IN WITNESS WHEREOF, said Tesoro Alaska Shipping Company has caused this certificate to be signed by Dennis F. Juren, its President, and attested by James C. Reed, Jr., its Assistant Secretary, this 30th day of November, 1988.



TESORO ALASKA                       TESORO ALASKA SHIPPING COMPANY
SHIPPING COMPANY
CORPORATE SEAL
DELAWARE

                                    /s/ Dennis F. Juren
                                    ----------------------------
                                    President
ATTEST:


/s/ James C. Reed, Jr.
--------------------------
Assistant Secretary



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                            CERTIFICATE OF AMENDMENT

                                     of the

                          CERTIFICATE OF INCORPORATION

                                       of

                           TESORO GAS PIPELINE COMPANY


        Tesoro Gas Pipeline Company, a corporation organized under and existing by virtue of the General Corporation Law of the State of Delaware. DOES HEREBY
CERTIFY:


        FIRST: That by the written consent of all members of the Board of Directors of Tesoro Gas Pipeline Company effective March 10, 1986, and filed with the minutes of proceedings of said Board of Directors, the Board of Directors of said corporation duly adopted resolutions proposing and declaring advisable a certain amendment to the Certificate of Incorporation of said corporation, and directing that such amendment be submitted for consideration to the shareholder of said corporation. The resolutions of the Board of Directors setting forth the proposed amendment is as follows:


        RESOLVED,         that the Board of Directors declares it advisable and
                          proposes that Article FIRST of the Certificate of Incorporation of Tesoro Gas Pipeline Company be amended so as to read in its entirety as follows:

                          "The name of the corporation is TESORO ALASKA SHIPPING COMPANY."


        SECOND: That by the written consent of the sole shareholder of said corporation dated effective March 10, 1986, and filed with the minutes of proceedings of said shareholder, the shareholder voted in favor of said amendment.


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        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


        FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.


        IN WITNESS WHEREOF, said Tesoro Gas Pipeline Company has caused this certificate to be signed by James F. Smith its President, and attested by James
C. Reed, Jr., its Assistant Secretary, this 10th day of March. 1986.

                                      TESORO GAS PIPELINE COMPANY



                                      By: /s/ James F. Smith
                                         -------------------------------------
                                            President

[SEAL]


Attest:

/s/ James C. Reed, Jr.
-------------------------------------
Assistant Secretary



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                            CERTIFICATE OF AMENDMENT

                                       Of

                          CERTIFICATE OF INCORPORATION

                            BEFORE PAYMENT OF CAPITAL

                                       OF

                          TESORO GAS MARKETING COMPANY


        We, the undersigned, being all of the incorporators of Tesoro Gas Marketing Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.


        DO HEREBY CERTIFY:

        FIRST: That Article 1. of the Certificate of Incorporation be and it hereby is amended to read as follows:

                               "1. The name of the corporation is Tesoro Gas
                                   Pipeline Company"

        SECOND: That the corporation has not received any payment for any of its stock.

        THIRD: That the amendment was duly adopted in accordance with the provisions of section 241 of the General Corporation Law of the State of Delaware.


       IN WITNESS WHEREOF, we have signed this certificate this 6th day of November, 1985.

/s/ Linda D. Giessel
---------------------------------
Linda D. Giessel, Incorporator

/s/ Lawrence A. Waks
---------------------------------
Lawrence A. Waks, Incorporator

/s/ James C. Reed, Jr.
---------------------------------
James C. Reed, Jr., Incorporator
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                          CERTIFICATE OF INCORPORATION

                                       OF

                          TESORO GAS MARKETING COMPANY



         1. The name of the Corporation is:

            TESORO GAS MARKETING COMPANY



         2. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, The name of its registered agent at such address is The Corporation Trust Company.


         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


         4. The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000).


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5.  The name and mailing address of each incorporator is as follows:


             NAME                                    MAILING ADDRESS
             ----                                    ---------------
James C. Reed, Jr.                                8700 Tesoro Drive
                                                  San Antonio, Texas 78286

Lawrence A. Waks                                  8700 Tesoro Drive
                                                  San Antonio, Texas 78286

Linda D. Giessel                                  8700 Tesoro Drive
                                                  San Antonio, Texas 78286

6. The Corporation is to have perpetual existence.



7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.



8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.


             Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.


                                       2
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9. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        WE, THE UNDERSIGNED, being each of the incorporators hereinbefore .named, for the purpose of forming a corporation pursuant to the General
Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 30th day of October, 1985.


                                 /s/ James C. Reed, Jr.
                                 --------------------------------------
                                 James C. Reed, Jr.


                                 /s/ Lawrence A. Waks
                                 --------------------------------------
                                 Lawrence A. Waks


                                 /s/ Linda D. Giessel
                                 ---------------------------------------
                                 Linda D. Giessel


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